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                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF THE REGISTRANT

The table below lists DDi Corp's consolidated subsidiaries as of December 31, 1999. The ownership of these entities is as follows:

Name                                    Jurisdiction of Incorporation           Ownership
----                                    -----------------------------           ---------
DDi Intermediate Holdings Corp.         California                              DDi Corp. directly owns 100% of the voting
                                                                                securities

DDi Capital Corp.                       California                              DDi Intermediate Holdings Corp. directly owns 100%
                                                                                of the voting securities

Dynamic Details Design, L.L.C.          Delaware                                DDi Intermediate Holdings Corp. directly owns 100%
                                                                                of the equity interest

Dynamic Details, Incorporated           California                              DDi Capital Corp. directly owns 100% of the voting
                                                                                securities

Dynamic Details, Incorporated           Delaware                                Dynamic Details, Incorporated directly owns 100% of
Silicon Valley                                                                  the voting securities.

Dynamic Details Design Plus,            Delaware                                Dynamic Details, Incorporated, Silicon Valley
Incorporated                                                                    directly owns 100% of the voting securities.

Dynamic Details, Incorporated,          Delaware                                Dynamic Details, Incorporated, Silicon Valley
Texas                                                                           directly owns 100% of the voting securities.

Dynamic Details Incorporated,           Colorado                                Dynamic Details, Incorporated directly owns 100% of
Colorado Springs Circuits                                                       the voting securities.

Details Europe Limited                  United Kingdom                          Dynamic Details, Incorporated directly owns 100% of
                                                                                the voting securities.

Details Global Sales, Inc.              Virgin Islands                          Dynamic Details, Incorporated directly owns 100% of
                                                                                the voting securities.